Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Michael Dunne
Public Information Officer
541-338-1428

www.therightbank.com
Email: michael.dunne@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Third Quarter 2015 Results

Earnings driven by strong loan growth.

EUGENE, Ore., October 14, 2015 – Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the third quarter 2015.

Recent highlights:

•	Achieved quarterly loan growth of $50.9 million.

•	Achieved quarterly net income of $5.3 million, or $0.27 per diluted share.

•	Achieved quarterly core deposit growth of $20.3 million.

•	Achieved a return on average assets of 1.14%.

•	Declared fourth quarter 2015 regular quarterly cash dividend of $0.11 per share.

•	Efficiency ratio improved further to 55.12%.

•	Recognized by Bank Director Magazine in their 2015 Performance scorecard as the 37th ranked bank in the nation of the 425 banks with assets between $1 billion and $5 billion as per the June 30, 2015 UBPR.

Net income

Net income for third quarter 2015 was $5.3 million or $0.27 per diluted share compared to net income of $4.4 million or $0.25 per diluted share in third quarter 2014. Return on average assets, average equity and average tangible equity for third quarter 2015 were 1.14%, 9.91%, and 12.42%, respectively, compared to 1.18%, 9.69%, and 11.13% for third quarter 2014. In addition, the Company’s efficiency ratio improved to 55.12% for third quarter 2015 compared to 57.04% for the same quarter last year.

“We are very pleased with our second consecutive quarter of record earnings and quality loan growth, all fostered by a talented and strategically focused team of community bankers,” said Roger Busse, chief executive officer. “Our commitment to quality growth within our well-defined strategic business niche segments, along with the successful integration and expansion of the Capital Pacific client base, have provided us with solid core growth in earning assets.”

Loans

Growth in outstanding loans during the third quarter 2015 was a record $50.9 million, the single highest quarterly growth, not including acquisitions. Outstanding gross loans at September 30, 2015, were $1.36 billion. Organic loan growth during the third quarter 2015 was primarily attributable to increased commercial and industrial lending, funding of construction loans, and local real estate lending. Loan growth during the quarter occurred in all three of the Company’s primary markets. Loans to dental professionals were up $19.2 million from the previous quarter. At September 30, 2015, loans to dental practitioners totaled $340.3 million and represented 25.08% of the loan portfolio.

“Our loan growth during the past two quarters has been substantial, and we are very pleased to set another record for production this quarter,” said Casey Hogan, chief operating officer. “Our pipeline remains solid as our bankers continue to work hard to develop new relationships and expand existing relationships and we expect strong growth in both loans and deposits as we close out 2015.”

Core deposits

Period-end Company-defined core deposits at September 30, 2015, were $1.47 billion. Outstanding core deposits were up $20.3 million during the third quarter 2015. Average core deposits, which removes daily volatility in balances, were $1.48 billion for third quarter 2015 compared to $1.41 billion and $1.04 billion for second quarter 2015 and third quarter 2014, respectively. The increase in average core deposits on a linked-quarter and year-over-year basis was due to both organic growth and the March 2015 acquisition of Capital Pacific Bank. At period-end September 30, 2015, noninterest-bearing demand deposits totaled $544.0 million and represented 37.12% of core deposits.

Credit quality and statistics

During the third quarter, the Company made a $625 thousand provision for loan losses, compared to $550 thousand in second quarter 2015. The third quarter 2015 provision for loan losses was related to the loan growth experienced during the quarter, as credit quality statistics remained strong. With the acquisition of the Capital Pacific loan portfolio, the allowance for loan losses as a percentage of outstanding loans at September 30, 2015, declined to 1.23%, compared to 1.50% at December 31, 2014. This was a result of recording the Capital Pacific Bank acquired loans at their fair value, which included all credit risk adjustments. At September 30, 2015, the allowance for loan losses as a percentage of nonperforming loans, net of government guarantees, remained strong at 744.60%. During the third quarter 2015, the Company recorded net loan charge-offs of $26 thousand. For the first nine months of 2015, the Company recorded $200 thousand in net loan charge-offs.

At September 30, 2015, nonperforming assets, net of government guarantees, totaled $14.1 million, or 0.75% of total assets, compared to $14.9 million, or 0.82% of total assets, and $15.4 million, or 1.02% of total assets, at June 30, 2015 and December 31, 2014, respectively. During the third quarter 2015, resolutions of nonperforming loans and sales of other real estate owned continued. Nonperforming assets at September 30, 2015, were comprised of $2.2 million of nonperforming loans, net of government guarantees, and $11.9 million in other real estate owned. Loans past-due 30-89 days were 0.14% of total loans at September 30, 2015, compared to 0.19% of total loans at June 30, 2015 and 0.16% of total loans at September 30, 2014.

Net interest margin

The third quarter 2015 net interest margin averaged 4.32%, a decrease of 7 basis points over the second quarter 2015 net interest margin, and a 3 basis point improvement over the third quarter 2014 net interest margin. The decrease in the linked-quarter net interest margin was primarily due to accretion of acquired loan fair value marks. The net accretion added 13 basis points to our margin for the third quarter 2015, compared to 16 basis points for the second quarter 2015. During the third quarter 2015, the net accretion of loan fair value marks was $616 thousand, compared to $635 thousand for second quarter 2015. Accretion of fair value marks related to both the Capital Pacific Bank acquisition completed in March 2015 and the Century Bank acquisition completed in February 2013.

Noninterest income and expense

Third quarter 2015 noninterest income was $1.7 million, up $87 thousand from second quarter 2015, and up $517 thousand from third quarter 2014. The increase in linked-quarter noninterest income was primarily due to an increase in service and other account related charges, along with an increase in bankcard revenue. The year-over-year increase in noninterest income was due to increases in account and other service charges resulting from a combination of the Capital Pacific acquisition and organic growth and an increase in gain on sale of investment securities.

Noninterest expense in third quarter 2015 was $11.2 million, an increase of $152 thousand from second quarter 2015, primarily due to the $122 thousand in OREO related expenses. We recorded OREO income of $60 thousand for the second quarter 2015.

Capital levels

The Company’s consolidated capital ratios continued to be above the minimum thresholds for the FDIC’s “well-capitalized” designation. At September 30, 2015, the Company’s Tier 1 leverage ratio, Common Equity Tier 1 risk-based capital ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratios were 9.88%, 11.00%, 11.49%, and 12.58%, respectively. This is after the application of the Basel III regulatory capital framework. The FDIC’s minimum thresholds for a “well-capitalized” designation for these metrics were 5.00%, 6.50%, 8.00% and 10.00%, respectively.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this release are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Financial measures such as tangible shareholders’ equity, are considered non-GAAP measures. Management believes including non-GAAP measures along with GAAP measures provides investors with a broader understanding of capital adequacy, funding sources and revenue trends. Tangible shareholders’ equity is calculated as total shareholders’ equity less goodwill and core deposit intangible assets. Additionally, tangible assets are calculated as total assets less goodwill and core deposit intangible assets.

The following table presents a reconciliation of ending total shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and total assets (GAAP) to total tangible assets (non-GAAP)

	September 30,	June 30,	September 30,
	2015	2015	2014
	(In thousands)
Total shareholders’ equity	$216,676	$212,015	$182,538
Subtract:
Goodwill	39,074	39,074	22,881
Core deposit intangible assets	4,028	4,151	644

Tangible shareholders’ equity (non-GAAP)	$173,574	$168,790	$159,013

Total assets	$1,878,283	$1,830,942	$1,489,719
Subtract:
Goodwill	39,074	39,074	22,881
Core deposit intangible assets	4,028	4,151	644

Total tangible assets (non-GAAP)	$1,835,181	$1,787,717	$1,466,194

Conference call and audio webcast

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the third quarter 2015 on Thursday, October 15, 2015, at 11:00 a.m. Pacific / 2:00 p.m. Eastern. To listen to the conference call, interested parties should call: (855) 215-7498 Passcode: 1554389. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website www.therightbank.com. To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Shannon Coffin, executive administrative assistant, at 541-686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fifteen banking offices in Oregon and Washington. The Bank also operates loan production offices in Tacoma, Washington and Denver, Colorado. Pacific Continental, with approximately $1.9 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets, including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan or deposit growth, capital position, liquidity, credit quality, credit quality trends, competition and economic conditions generally and the impact and effects of recent acquisitions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings, including the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending and in loans to dental professionals; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; continued erosion or sustained low levels of consumer confidence; changes in the Federal Reserve’s monetary policies and the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; operational systems or infrastructure failures; increased competition; fluctuating interest rates; a tightening of available credit; the potential adverse impact of legal or regulatory proceedings; and risks related to acquisitions, including integration, retention of key personnel and business, anticipated cost savings and results and performance of the acquired company or the combined entity. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking Private Securities Litigation Reform Act (PSLRA)’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended			Linked	Year over
	September 30,	June 30,	September 30,	Quarter	Year
	2015	2015	2014	% Change	% Change
Interest and dividend income
Loans	$17,240	$16,594	$13,703	3.89%	25.81%
Taxable securities	1,713	1,736	1,547	-1.32%	10.73%
Tax-exempt securities	490	499	500	-1.80%	-2.00%
Federal funds sold & interest-bearing deposits with banks	7	11	3	-36.36%	133.33%

	19,450	18,840	15,753	3.24%	23.47%

Interest expense
Deposits	854	845	843	1.07%	1.30%
Federal Home Loan Bank & Federal Reserve borrowings	227	239	278	-5.02%	-18.35%
Junior subordinated debentures	57	56	57	1.79%	0.00%
Federal funds purchased	4	4	3	0.00%	33.33%

	1,142	1,144	1,181	-0.17%	-3.30%

Net interest income	18,308	17,696	14,572	3.46%	25.64%
Provision for loan losses	625	550	—	13.64%	NA

Net interest income after provision for loan losses	17,683	17,146	14,572	3.13%	21.35%

Noninterest income
Service charges on deposit accounts	703	661	524	6.35%	34.16%
Bankcard income	276	214	211	28.97%	30.81%
Bank-owned life insurance income	156	170	118	-8.24%	32.20%
Gain on sale of investment securities	143	139	3	2.88%	4666.67%
Impairment losses on investment securities (OTTI)	—	(13)	—	-100.00%	NA
Other noninterest income	436	456	341	-4.39%	27.86%

	1,714	1,627	1,197	5.35%	43.19%

Noninterest expense
Salaries and employee benefits	6,822	6,992	5,939	-2.43%	14.87%
Premises and equipment	1,148	1,094	958	4.94%	19.83%
Data processing	838	821	657	2.07%	27.55%
Legal and professional fees	496	491	148	1.02%	235.14%
Business development	369	411	344	-10.22%	7.27%
FDIC insurance assessment	283	273	209	3.66%	35.41%
Other real estate expense (income)	122	(60)	100	-303.33%	22.00%
Other noninterest expense	1,104	1,008	794	9.52%	39.04%

	11,182	11,030	9,149	1.38%	22.22%

Income before provision for income taxes	8,215	7,743	6,620	6.10%	24.09%
Provision for income taxes	2,890	2,648	2,189	9.14%	32.02%

Net income	$5,325	$5,095	$4,431	4.51%	20.18%

Earnings per share:
Basic	$0.27	$0.26	$0.25	3.85%	8.00%

Diluted	$0.27	$0.26	$0.25	3.85%	8.00%

Weighted average shares outstanding:
Basic	19,591,666	19,562,363	17,749,217
Common stock equivalents attributable to stock-based awards	225,104	226,521	221,241

Diluted	19,816,770	19,788,884	17,970,458

PERFORMANCE RATIOS
Return on average assets	1.14%	1.14%	1.18%
Return on average equity (book)	9.91%	9.68%	9.69%
Return on average equity (tangible) (1)	12.42%	12.18%	11.13%
Net interest margin - fully tax-equivalent yield (2)	4.32%	4.39%	4.29%
Efficiency ratio (3)	55.12%	56.30%	57.04%

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA	Not applicable

PACIFIC CONTINENTAL CORPORATION

Year-to-Date Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Nine months ended		Year over
	September 30, 2015	September 30, 2014	Year % Change
Interest and dividend income
Loans	$48,020	$40,391	18.89%
Taxable securities	4,825	4,693	2.81%
Tax-exempt securities	1,491	1,471	1.36%
Federal funds sold & interest-bearing deposits with banks	23	7	228.57%

	54,359	46,562	16.75%

Interest expense
Deposits	2,509	2,469	1.62%
Federal Home Loan Bank & Federal Reserve borrowings	694	838	-17.18%
Junior subordinated debentures	169	169	0.00%
Federal funds purchased	10	12	-16.67%

	3,382	3,488	-3.04%

Net interest income	50,977	43,074	18.35%
Provision for loan losses	1,175	—	NA

Net interest income after provision for loan losses	49,802	43,074	15.62%

Noninterest income
Service charges on deposit accounts	1,939	1,582	22.57%
Bankcard income	687	657	4.57%
Bank-owned life insurance income	435	352	23.58%
Gain (loss) on sale of investment securities	336	(34)	-1088.24%
Impairment losses on investment securities (OTTI)	(13)	—	NA
Other noninterest income	1,234	1,119	10.28%

	4,618	3,676	25.63%

Noninterest expense
Salaries and employee benefits	20,223	17,851	13.29%
Premises and equipment	3,221	2,825	14.02%
Data processing	2,343	2,019	16.05%
Legal and professional fees	1,386	889	55.91%
Business development	1,134	1,059	7.08%
FDIC insurance assessment	769	647	18.86%
Other real estate expense	303	338	-10.36%
Merger related expense (1)	1,836	—	NA
Other noninterest expense	2,971	2,302	29.06%

	34,186	27,930	22.40%

Income before provision for income taxes	20,234	18,820	7.51%
Provision for income taxes	7,012	6,409	9.41%

Net income	$13,222	$12,411	6.53%

Earnings per share:
Basic	$0.69	$0.70	-1.43%

Diluted	$0.68	$0.69	-1.45%

Weighted average shares outstanding:
Basic	19,133,682	17,844,914

Common stock equivalents attributable to stock-based awards	224,308	229,687

Diluted	19,357,990	18,074,601

PERFORMANCE RATIOS
Return on average assets	1.01%	1.13%
Return on average equity (book)	8.60%	9.16%
Return on average equity (tangible) (2)	10.62%	10.53%
Net interest margin - fully tax-equivalent yield (3)	4.34%	4.32%
Efficiency ratio (4)	60.62%	58.75%

(1)	Represents expenses associated with the acquisition of Capital Pacific Bank, completed during the first quarter 2015.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(4)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.

NA	Not applicable

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30, 2015	June 30, 2015	September 30, 2014	Linked Quarter % Change	Year over Year % Change
ASSETS
Cash and due from banks	$21,698	$29,812	$18,671	-27.22%	16.21%
Interest-bearing deposits with banks	11,293	9,790	5,841	15.35%	93.34%

Total cash and cash equivalents	32,991	39,602	24,512	-16.69%	34.59%

Securities available-for-sale	387,073	383,618	348,052	0.90%	11.21%
Loans, less allowance for loan losses and net deferred fees	1,339,195	1,288,919	1,019,127	3.90%	31.41%
Interest receivable	5,688	5,833	4,759	-2.49%	19.52%
Federal Home Loan Bank stock	6,768	5,468	10,125	23.77%	-33.16%
Property and equipment, net of accumulated depreciation	17,708	17,854	18,040	-0.82%	-1.84%
Goodwill and intangible assets	43,102	43,225	23,525	-0.28%	83.22%
Deferred tax asset	5,319	6,036	7,247	-11.88%	-26.60%
Taxes receivable	587	103	—	469.90%	NA
Other real estate owned	11,854	12,666	13,177	-6.41%	-10.04%
Bank-owned life insurance	22,727	22,571	16,488	0.69%	37.84%
Other assets	5,271	5,047	4,667	4.44%	12.94%

Total assets	$1,878,283	$1,830,942	$1,489,719	2.59%	26.08%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$544,009	$531,697	$390,790	2.32%	39.21%
Savings and interest-bearing checking	831,933	825,858	598,776	0.74%	38.94%
Core time deposits	89,605	87,663	57,645	2.22%	55.44%

Total core deposits (2)	1,465,547	1,445,218	1,047,211	1.41%	39.95%

Non-core time deposits	59,407	68,963	98,024	-13.86%	-39.40%

Total deposits	1,524,954	1,514,181	1,145,235	0.71%	33.16%

Securities sold under agreements to repurchase	302	368	1,067	-17.93%	-71.70%
Federal funds and overnight funds purchased	5,000	5,500	670	-9.09%	646.27%
Federal Home Loan Bank borrowings	116,500	84,000	145,000	38.69%	-19.66%
Junior subordinated debentures	8,248	8,248	8,248	0.00%	0.00%
Accrued interest and other payables	6,603	6,630	6,961	-0.41%	-5.14%

Total liabilities	1,661,607	1,618,927	1,307,181	2.64%	27.11%

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 19,591,703 at September 30, 2015, 19,591,532 at June 30, 2015 and 17,716,776 at September 30, 2014	155,695	155,325	131,057	0.24%	18.80%
Retained earnings	56,320	53,150	48,011	5.96%	17.31%
Accumulated other comprehensive income	4,661	3,540	3,470	31.67%	34.32%

	216,676	212,015	182,538	2.20%	18.70%

Total liabilities and shareholders’ equity	$1,878,283	$1,830,942	$1,489,719	2.59%	26.08%

CAPITAL RATIOS
Total capital (to risk weighted assets) (3)	12.58%	12.88%	15.69%
Tier I capital (to risk weighted assets) (3)	11.49%	11.78%	14.44%
Common equity tier 1 capital (to risk weighted assets) (3)	11.00%	11.27%	NA
Tier I capital (to leverage assets) (3)	9.88%	10.01%	11.20%
Tangible common equity (to tangible assets) (1)	9.46%	9.44%	10.85%
Tangible common equity (to risk-weighted assets) (1)	11.08%	11.32%	14.04%

OTHER FINANCIAL DATA
Shares outstanding at end of period	19,591,703	19,591,532	17,716,776
Tangible shareholders’ equity (1)	$173,574	$168,790	$159,013
Book value per share	$11.06	$10.82	$10.30
Tangible book value per share	$8.86	$8.62	$8.98

(1)	Tangible common equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(3)	In first quarter 2015, Basel III capital framework methodology was implemented for all banks. The 2015 capital ratios have been compiled based on the new methodology. Capital ratios prior to 2015 have not been restated in conformity with the new methodology.

PACIFIC CONTINENTAL CORPORATION

Loans by Type

(In thousands)

(Unaudited)

	September 30, 2015	June 30, 2015	September 30, 2014	Linked Quarter % Change	Year over Year % Change
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multi-family residential	$64,083	$68,289	$50,563	-6.16%	26.74%
Residential 1-4 family	58,313	57,112	44,610	2.10%	30.72%
Owner-occupied commercial	353,255	346,065	249,657	2.08%	41.50%
Nonowner-occupied commercial	288,539	275,077	180,648	4.89%	59.72%

Total permanent real estate loans	764,190	746,543	525,478	2.36%	45.43%
Construction loans:
Multi-family residential	9,340	6,590	19,178	41.73%	-51.30%
Residential 1-4 family	30,834	30,145	35,421	2.29%	-12.95%
Commercial real estate	39,259	31,659	32,946	24.01%	19.16%
Commercial bare land and acquisition & development	16,947	15,870	12,264	6.79%	38.18%
Residential bare land and acquisition & development	7,602	7,074	6,736	7.46%	12.86%

Total construction real estate loans	103,982	91,338	106,545	13.84%	-2.41%

Total real estate loans	868,172	837,881	632,023	3.62%	37.36%
Commercial loans	479,018	459,458	398,702	4.26%	20.14%
Consumer loans	3,575	3,783	3,348	-5.50%	6.78%
Other loans	6,280	5,025	1,802	24.98%	248.50%

Gross loans	1,357,045	1,306,147	1,035,875	3.90%	31.00%
Deferred loan origination fees	(1,238)	(1,215)	(1,026)	1.89%	20.66%

	1,355,807	1,304,932	1,034,849	3.90%	31.01%
Allowance for loan losses	(16,612)	(16,013)	(15,722)	3.74%	5.66%

	$1,339,195	$1,288,919	$1,019,127	3.90%	31.41%

SELECTED MARKET LOAN DATA
Eugene market gross loans, period-end	$368,666	$358,806	$361,599	2.75%	1.95%
Portland market gross loans, period-end	647,527	631,420	389,977	2.55%	66.04%
Seattle market gross loans, period-end	137,830	134,341	132,827	2.60%	3.77%
National health care gross loans, period-end (1)	203,022	181,580	151,472	11.81%	34.03%

Total gross loans, period-end	$1,357,045	$1,306,147	$1,035,875	3.90%	31.00%

DENTAL LOAN DATA (2)
Local Dental gross loans, period-end	$155,137	$156,315	$164,271	-0.75%	-5.56%
National Dental gross loans, period-end	185,161	164,740	142,817	12.40%	29.65%

Total gross dental loans, period-end	$340,298	$321,055	$307,088	5.99%	10.81%

(1)	National health care loans include loans to health care professionals, primarily dental practitioners, operating outside of Pacific Continental Bank’s market area. The market area is defined as Oregon and Washington, West of the Cascade Mountain Range.
(2)	Dental loans include loans to dental professionals for the purpose of practice expansion, acquisition or other purpose, supported by the cash flows of a dental practice.

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
BALANCE SHEET AVERAGES
Loans, net of deferred fees	$1,335,897	$1,273,148	$1,038,970	$1,235,031	$1,024,935
Allowance for loan losses	(16,275)	(15,782)	(15,704)	(15,913)	(15,718)

Loans, net of allowance	1,319,622	1,257,366	1,023,266	1,219,118	1,009,217
Securities and short-term deposits	400,428	398,836	351,695	390,216	350,487

Earning assets	1,720,050	1,656,202	1,374,961	1,609,334	1,359,704
Noninterest-earning assets	139,368	144,325	113,786	136,283	114,835

Assets	$1,859,418	$1,800,527	$1,488,747	$1,745,617	$1,474,539

Interest-bearing core deposits(1)	$944,216	$901,577	$645,598	$869,548	$647,075
Noninterest-bearing core deposits(1)	538,768	508,259	391,738	495,965	366,607

Core deposits(1)	1,482,984	1,409,836	1,037,336	1,365,513	1,013,682
Noncore interest-bearing deposits	62,481	73,469	104,561	72,903	103,749

Deposits	1,545,465	1,483,305	1,141,897	1,438,416	1,117,431
Borrowings	93,211	100,747	158,418	95,011	170,311
Other noninterest-bearing liabilities	7,512	5,466	6,975	6,586	5,605

Liabilities	1,646,188	1,589,518	1,307,290	1,540,013	1,293,347

Shareholders’ equity (book)	213,230	211,009	181,457	205,604	181,192

Liabilities and equity	$1,859,418	$1,800,527	$1,488,747	$1,745,617	$1,474,539

Shareholders’ equity (tangible)(2)	$170,062	$167,757	$157,916	$166,387	$157,621

Period-end earning assets	$1,737,561	$1,682,327	$1,373,020

SELECTED MARKET DEPOSIT DATA
Eugene market core deposits, period-end(1)	$747,298	$759,079	$642,220
Portland market core deposits, period-end(1)	549,113	521,317	256,732
Seattle market core deposits, period-end(1)	169,136	164,822	148,259

Total core deposits, period-end(1)	1,465,547	1,445,218	1,047,211
Other deposits, period-end	59,407	68,963	98,024

Total	$1,524,954	$1,514,181	$1,145,235

Eugene market core deposits, average(1)	$776,755	$742,252	$634,412
Portland market core deposits, average(1)	537,911	508,547	250,029
Seattle market core deposits, average(1)	168,318	159,037	152,895

Total core deposits, average(1)	1,482,984	1,409,836	1,037,336
Other deposits, average	62,481	73,469	104,561

Total	$1,545,465	$1,483,305	$1,141,897

NET INTEREST MARGIN RECONCILIATION
Yield on average loans(3)	5.24%	5.34%	5.31%	5.31%	5.35%
Yield on average securities(4)	2.52%	2.61%	2.61%	2.52%	2.65%

Yield on average earning assets(4)	4.59%	4.67%	4.62%	4.62%	4.66%
Rate on average interest-bearing core deposits	0.25%	0.27%	0.28%	0.27%	0.29%
Rate on average interest-bearing non-core deposits	1.58%	1.33%	1.48%	1.43%	1.37%

Rate on average interest-bearing deposits	0.34%	0.35%	0.45%	0.36%	0.44%
Rate on average borrowings	1.23%	1.19%	0.85%	1.23%	0.80%

Cost of interest-bearing funds	0.41%	0.43%	0.52%	0.44%	0.51%

Interest rate spread(4)	4.17%	4.24%	4.11%	4.18%	4.15%

Net interest margin- fully tax equivalent yield(4)	4.32%	4.39%	4.28%	4.34%	4.32%

Acquired loan fair value accretion impact to net interest margin (5)	0.13%	0.16%	0.03%	0.14%	0.05%

(1)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.
(2)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(3)	Interest income includes recognized loan origination fees of $152, $180 and $157 for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively, and $478 and $424 for the nine months ended September 30, 2015 and 2014, respectively.
(4)	Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The tax equivalent yield adjustment to interest earned on loans was $173, $168 and $32 for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively, and $415 and $93 for the nine months ended September 30, 2015 and 2014, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $264, $268 and $269 for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014 , respectively, and $803 and $792 for the nine months ended September 30, 2015 and 2014, respectively.
(5)	During the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, accretion of the fair value adjustment on acquired loans contributed to interest income $616, $635, and $95, respectively, and $1,620 and $436 for the nine months ended September 30, 2015 and 2014, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets, Asset Quality Ratios and Allowance for Loan Losses

(Dollars in thousands, except per share data)

(Unaudited)

	September 30, 2015	June 30, 2015	September 30, 2014
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multi-family residential	$—	$—	$—
Residential 1-4 family	569	688	459
Owner-occupied commercial	2,371	1,117	787
Nonowner-occupied commercial	829	878	1,245

Total permanent real estate loans	3,769	2,683	2,491
Construction loans:
Multi-family residential	—	—	—
Residential 1-4 family	53	—	—
Commercial real estate	—	—	—
Commercial bare land and acquisition & development	—	—	—
Residential bare land and acquisition & development	—	—	—

Total construction real estate loans	53	—	—

Total real estate loans	3,822	2,683	2,491
Commercial loans	983	955	762

Total nonaccrual loans	4,805	3,638	3,253
90-days past due and accruing interest	—	—	—
Total nonperforming loans	4,805	3,638	3,253

Nonperforming loans guaranteed by government	(2,574)	(1,380)	(321)
Net nonperforming loans	2,231	2,258	2,932

Other real estate owned	11,854	12,666	13,177

Total nonperforming assets, net of guaranteed loans	$14,085	$14,924	$16,109

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.23%	1.23%	1.52%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	744.60%	709.17%	536.22%
QTD Net loan charge offs (recoveries) as a percentage of average loans, annualized	0.00%	0.05%	-0.02%
Net nonperforming loans as a percentage of total loans	0.16%	0.17%	0.28%
Nonperforming assets as a percentage of total assets	0.75%	0.82%	1.08%
Consolidated classified asset ratio(1)	25.14%	26.52%	24.27%
Past due as a percentage of total loans (2)	0.14%	0.19%	0.16%

	Three months ended			Nine months ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$16,013	$15,724	$15,675	$15,637	$15,917
Provision for loan losses	625	550	—	1,175	—
Loan charge-offs	(105)	(454)	(23)	(631)	(654)
Loan recoveries	79	193	70	431	459

Net (charge-offs) recoveries	(26)	(261)	47	(200)	(195)

Balance at end of period	$16,612	$16,013	$15,722	$16,612	$15,722

(1)	Consolidated classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

(Unaudited)

	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	4th Quarter 2014	3rd Quarter 2014
EARNINGS
Net interest income	$18,308	$17,696	$14,972	$14,374	$14,572
Provision for loan loss	$625	$550	$—	$—	$—
Noninterest income	$1,714	$1,627	$1,276	$1,318	$1,197
Noninterest expense	$11,182	$11,030	$11,972	$9,798	$9,149
Net income	$5,325	$5,095	$2,802	$3,631	$4,431
Basic earnings per share	$0.27	$0.26	$0.15	$0.20	$0.25
Diluted earnings per share	$0.27	$0.26	$0.15	$0.20	$0.25
Average shares outstanding	19,591,666	19,562,363	18,232,076	17,717,270	17,749,217
Average diluted shares outstanding	19,816,770	19,788,884	18,444,971	17,939,752	17,970,458

PERFORMANCE RATIOS
Return on average assets	1.14%	1.14%	0.72%	0.97%	1.18%
Return on average equity (book)	9.91%	9.68%	5.91%	7.85%	9.69%
Return on average equity (tangible) (1)	12.42%	12.18%	7.05%	9.01%	11.13%
Net interest margin - fully tax equivalent yield (2)	4.32%	4.39%	4.29%	4.25%	4.29%
Efficiency ratio (tax equivalent) (3)	55.12%	56.30%	72.47%	61.39%	57.04%
Full-time equivalent employees	321	322	317	288	289

CAPITAL
Tier 1 leverage ratio	9.88%	10.01%	11.31%	11.33%	11.20%
Common Equity tier 1 ratio	11.00%	11.27%	11.41%	NA	NA
Tier 1 risk based ratio	11.49%	11.78%	11.97%	14.48%	14.44%
Total risk based ratio	12.58%	12.88%	13.08%	15.73%	15.69%
Book value per share	$11.06	$10.82	$10.80	$10.39	$10.30
Regular cash dividend per share	$0.11	$0.10	$0.10	$0.10	$0.10
Special cash dividend per share	NA	NA	NA	$0.05	$0.03

ASSET QUALITY
Allowance for loan losses (ALL)	$16,612	$16,013	$15,724	$15,637	$15,722
Non performing loans (NPLs) net of government guarantees	$2,231	$2,258	$2,635	$1,989	$2,932
Non performing assets (NPAs) net of government guarantees	$14,085	$14,924	$16,802	$15,363	$16,109
Net loan (recoveries) charge offs	$26	$261	$(87)	$85	$(47)
ALL as a percentage of gross loans	1.23%	1.23%	1.25%	1.50%	1.52%
ALL as a % NPLs, net of government guarantees	744.60%	709.17%	596.74%	786.17%	536.22%
Net loan charge offs (recoveries) to average loans	0.00%	0.05%	-0.03%	0.03%	-0.02%
Net NPLs as a percentage of total loans	0.16%	0.17%	0.21%	0.19%	0.28%
Non performing assets as a percentage of total assets	0.75%	0.82%	0.94%	1.02%	1.08%
Consolidated classified asset ratio (4)	25.14%	26.52%	27.60%	24.54%	24.27%
Past due as a percentage of total loans (5)	0.14%	0.19%	0.35%	0.15%	0.16%

END OF PERIOD BALANCES
Total securities and short term deposits	$398,366	$393,408	$391,988	$356,804	$353,893
Total loans net of allowance	$1,339,195	$1,288,919	$1,238,982	$1,029,384	$1,019,127
Total earning assets	$1,737,561	$1,682,327	$1,630,970	$1,386,188	$1,373,020
Total assets	$1,878,283	$1,830,942	$1,780,849	$1,504,325	$1,489,719
Total non-interest bearing deposits	$544,009	$531,697	$503,735	$407,311	$390,790
Core deposits (6)	$1,465,547	$1,445,218	$1,417,397	$1,110,861	$1,047,211
Total deposits	$1,524,954	$1,514,181	$1,496,747	$1,209,093	$1,145,235

AVERAGE BALANCES
Total securities and short term deposits	$400,428	$398,836	$371,061	$356,389	$351,695
Total loans net of allowance	$1,319,622	$1,257,366	$1,077,706	$1,013,049	$1,023,266
Total earning assets	$1,720,050	$1,656,202	$1,448,767	$1,369,438	$1,374,961
Total assets	$1,859,418	$1,800,527	$1,573,767	$1,484,542	$1,488,747
Total non-interest bearing deposits	$538,768	$508,259	$439,780	$404,569	$391,738
Core deposits (6)	$1,482,984	$1,409,836	$1,200,618	$1,082,950	$1,037,336
Total deposits	$1,545,465	$1,483,305	$1,283,604	$1,176,938	$1,141,897

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense as a percent of net interest income (on a tax-equivalent basis) plus noninterest income.
(4)	The sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.
(5)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.
(6)	Core deposits include demand, interest checking, money market, savings, and local time deposits, including local nonpublic time deposits in excess of $100 thousand.